UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 21, 2006
Date of report (date of earliest event reported)
Innuity, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-29129	87-0370820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8644 154th Avenue NE
Redmond, WA 98052
(Address of principal executive offices)(Zip Code)
(425) 497-9909
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
On November 21, 2006, we issued 100,000 shares (the “Shares”) of our common stock to Seaport Ventures, LLC (“Seaport”), of which director John R. Dennis is a principal, and Bayhill Capital, LC (“Bayhill”), the principals of which include Bob Bench, our Chief Financial Officer and director Keith Cannon. We issued the Shares in connection with the purchase by Seaport and Bayhill of shares of stock held by another shareholder and upon obtaining a waiver from such shareholder for potential claims the shareholder had alleged in the amount of $50,000.
The Audit Committee reviewed and approved the issuance of the shares as a potential related party transaction.
We issued the foregoing described shares in reliance on exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and in reliance on similar exemptions under applicable state securities laws.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNUITY, INC.
Dated: November 22, 2006	By:	/s/ John R. Wall
John R. Wall
Chief Executive Officer